Exhibit 99.2

UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On July 16, 2015, Albany Molecular Research, Inc., a Delaware corporation (the “Company”), Exirisk Spain, S. L., the Company’s indirect wholly-owned subsidiary (“ Acquisition Sub ”), Gadea Grupo Farmaceutico, S.L.U. (“ Gadea ”) and certain other parties thereto, entered into a definitive Share Purchase Agreement (the “Share Purchase Agreement ”) pursuant to which Acquisition Sub purchased 100% of Gadea’s capital stock.

The following unaudited pro forma combined condensed balance sheet as of June 30, 2015 and the unaudited combined condensed statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 are based on the separate historical financial statements of the Company and Gadea after giving effect to the acquisition, U.S. GAAP adjustments to Gadea’s local GAAP financial statements, and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet presents the Company’s historical financial position combined with Gadea as if the acquisition had occurred on June 30, 2015. The unaudited pro forma combined condensed statements of operations are presented as if the acquisition and financing required to fund the acquisitions had occurred on January 1, 2014 and combines the historical results of the Company and Gadea for the six months ended June 30, 2015 and for year ended December 31, 2014. The historical financial results have been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma condensed combined financial statements included herein use the acquisition method of accounting, with the Company treated as the acquirer. The preliminary purchase price for the Gadea acquisition was approximately $140.7 million. The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the purchase price and allocation thereof to the assets acquired and the liabilities assumed has not been made, therefore, the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final determination of the purchase price and allocation thereof could differ from the pro forma information included herein. Amounts preliminarily allocated to intangible assets, property, plant and equipment, inventory, and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma combined condensed financial information, any of which could result in a material change in operating expenses.

The unaudited pro forma combined condensed statements of operations are provided for illustrative purposes only. The unaudited pro forma combined condensed statements of operations are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the date indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma combined condensed statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the companies or the costs that may be incurred in integrating their operations.

The unaudited pro forma combined condensed statements of operations should be read together with the accompanying notes to the unaudited pro forma combined condensed statements of operations, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 and 2014, and the historical financial statements of Gadea and accompanying notes for the six months ended June 30, 2015, and for the years ended December 31, 2014, 2013, and 2012, included in Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2015

(dollars in thousands)

			Pro Forma		Pro Forma
	AMRI	Gadea	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$42,556	$10,850	-		$53,406
Restricted cash	3,000	-	-		3,000
Accounts receivable, net	79,068	23,515	-		102,583
Royalty income receivable	4,450	-	-		4,450
Income tax receivable	2,295	-	-		2,295
Inventory	60,605	32,415	17,185	(a)	110,205
Prepaid expenses and other current assets	11,281	2,537	-		13,818
Deferred income taxes	2,280	-	-		2,280
Property and equipment held for sale	1,132	-	-		1,132
Total current assets	206,667	69,317	17,185		293,169

Property and equipment, net	175,045	27,300	10,914	(b)	213,259
Notes hedges	81,157	-	-		81,157
Goodwill	94,044	2,376	49,411	(c)	145,831
Intangible assets and patents, net	39,563	120	47,880	(d)	87,563
Deferred income taxes	1,220	1,104	-		2,324
Other assets	4,888	25	-		4,913
Total assets	$602,584	$100,242	$125,390		$828,216
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$49,503	$16,392	-		$65,895
Deferred revenue and licensing fees	10,092	-	-		10,092
Income taxes payable	-	3,650	-		3,650
Accrued pension benefits	509	-	-		509
Deferred income taxes	-	-	4,296	(f)	4,296
Current installments of long-term debt	455	12,329	-		12,784
Total current liabilities	60,559	32,371	4,296		97,226
Long-term liabilities:
Long-term debt, excluding current installments	201,651	31,741	96,961	(e)	330,353
Notes conversion derivative	81,157	-	-		81,157
Pension and postretirement benefits	7,856	-	-		7,856
Deferred income taxes	-	257	14,699	(f)	14,956
Other long-term liabilities	2,336	1,527	-		3,863
Total liabilities	353,559	65,896	115,956		535,411
Commitments and contingencies
Stockholders’ equity:
Common stock	387	28,546	(28,524)	(g) (h)	409
Additional paid-in capital	250,700	1,683	42,075	(g) (h)	294,458
Retained earnings	79,716	4,117	(4,117)	(g)	79,716
Accumulated other comprehensive loss, net	(13,530)	-	-		(13,530)
	317,273	34,346	9,434		361,053
Less, treasury shares at cost	(68,248)	-	-		(68,248)
Total stockholders’ equity	249,025	34,346	9,434		292,805
Total liabilities and stockholders’ equity	$602,584	$100,242	$125,390		$828,216

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2015

(dollars in thousands)

			Pro Forma		Pro Forma
	AMRI	Gadea	Adjustments		Combined
Contract revenue	$160,358	$44,697	$-		$205,055
Recurring royalties	11,007	-	-		11,007
Total revenue	171,365	44,697	-		216,062

Cost of contract revenue	122,807	25,480	375	(j)	148,662
Technology incentive award	560	-	-		560
Research and development	875	2,168	-		3,043
Selling, general and administrative	33,992	3,787	930	(k) (l)	38,709
Impairment charges	2,615	-	-		2,615
Restructuring charges	3,119	-	-		3,119
Total operating expenses	163,968	31,435	1,305		196,708
Income from operations	7,397	13,262	(1,305)		19,354
Interest expense, net	(6,214)	(368)	(5,281)	(m)	(11,863)
Other income (expense), net	1,103	367	-		1,470
Income before taxes	2,286	13,261	(6,586)		8,961
Income tax expense (benefit)	2,202	3,376	(2,204)	(n)	3,374
Net income	$84	$9,885	$(4,382)		$5,587

Basic (loss) earnings per share	$-			(o)	$0.16
Diluted (loss) earnings per share	$-			(o)	$0.16

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(dollars in thousands)

			Pro Forma		Pro Forma
	AMRI	Gadea	Adjustments		Combined
Contract revenue	$250,704	$92,526	$-		$343,230
Recurring royalties	25,867	-	-		25,867
Total revenue	276,571	92,526	-		369,097

Cost of contract revenue	209,193	63,001	18,553	(i) (j)	290,747
Technology incentive award	1,621	-	-		1,621
Research and development	1,004	5,249	-		6,253
Selling, general and administrative	48,897	7,734	2,713	(l)	59,344
Postretirement benefit plan settlement gain	(1,285)	-	-		(1,285)
Impairment charges	7,835	-	-		7,835
Restructuring charges	3,582	-	-		3,582
Total operating expenses	270,847	75,984	21,266		368,097
Income from operations	5,724	16,542	(21,266)		1,000
Income from unconsolidated affiliate	-	2,099	-		2,099
Gain on sale of investment in unconsolidated affiliate	-	5,837	-		5,837
Interest expense, net	(10,957)	(715)	(12,229)	(m)	(23,901)
Other (expense) income, net	(235)	93			(142)
(Loss) income before income tax (benefit) expense	(5,468)	23,856	(33,495)		(15,107)
Income tax (benefit) expense	(2,190)	5,152	(10,660)	(n)	(7,698)
Net (loss) income	$(3,278)	$18,704	$(22,835)		$(7,409)

Basic (loss) earnings per share	$(0.10)			(o)	$(0.22)
Diluted (loss) earnings per share	$(0.10)			(o)	$(0.22)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transaction and Basis of Presentation

On July 16, 2015, the Company completed the purchase of Gadea Grupo Farmaceutico, S.L.U. (Gadea), a contract manufacturer of complex active pharmaceutical ingredients (APIs) and finished drug product. The preliminary estimated aggregate purchase price is $140,741.

For the purposes of these pro forma financial statements, the estimated aggregate purchase price has been preliminarily allocated based on an estimate of the fair value of assets and liabilities acquired as of the acquisition date. The allocation of the estimated acquisition consideration for Gadea is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed consolidated combined financial statements. The following table summarizes the allocation of the preliminary estimated aggregate purchase price to the estimated fair value of the net assets acquired:

Assets Acquired
Cash	$10,850
Accounts receivable	23,515
Inventory	49,600
Prepaid expenses and other current assets	2,537
Property and equipment	38,214
Deferred tax assets	1,104
Other non-current assets	25
Goodwill	51,787
Intangible assets	48,000
Total assets acquired	$225,632

Liabilities Assumed
Accounts payable and accrued expenses	$16,392
Debt	44,070
Income taxes payable	3,650
Deferred income taxes	19,252
Other long-term liabilities	1,527
Total liabilities assumed	84,891
Net assets acquired	$140,741

2.	Unaudited Pro Forma Condensed Combined Financial Statement Adjustments

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

There were no intercompany balances or transactions between the Company and Gadea as of the dates for the periods of these pro forma condensed combined financial statements. The Company has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired inventory.
(b)	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired property and equipment.
(c)	Represents the preliminary estimated goodwill associated with the acquisition.
(d)	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired intangible assets.
(e)

The Company partially funded the acquisition utilizing the proceeds from a $200 million term loan that was provided for in conjunction with a $230 million senior secured credit agreement (the “Credit Agreement”) with Barclays Bank PLC that was completed in July 2015. The Company received net cash of $19,258 upon closing the Credit Agreement and paying the preliminary cash consideration of $96,961 to acquire Gadea. The Company did not have sufficient cash on hand to complete the acquisition as of June 30, 2015. For purposes of presenting the pro forma condensed combined balance sheet as of June 30, 2015, the Company has assumed that it entered into a Credit Agreement on June 30, 2015 for an amount sufficient to fund the preliminary cash consideration to acquire Gadea as of that date, with no additional loan proceeds received by the Company.

(f)	Represents acquisition accounting adjustment for the preliminary deferred tax liabilities associated with the transaction.
(g)	Equity balances of Gadea that are eliminated in purchase accounting.
(h)	Represents the issuance of 2,200 shares of the Company’s common stock as partial acquisition consideration at $19.90 per share aggregating to $43,780.

Unaudited Pro Forma Condensed Combined Statements of Operations

(i)	Represents the recognition of the estimated acquisition accounting adjustment of $17,803 related to Gadea’s inventory balances at December 31, 2013 in cost of contract revenue in 2014 upon the subsequent sale of this inventory.
(j)	Represents depreciation expense for the six months ended June 30, 2015 and the year ended December 31, 2014 of $375 and $750, respectively, related to the revaluation of acquired property and equipment depreciated on a straight-line basis over a period of 3 to 32 years.
(k)	To reduce acquisition-related costs of $132 and $295, respectively, that are included in the historical financial results of the Company and Gadea for the six months ended June 30, 2015 that would have been incurred in the year ended December 31, 2013 assuming a January 1, 2014 acquisition date.
(l)	Represents amortization expense for the six months ended June 30, 2015 and the year ended December 31, 2014 of $1,357 and $2,713, respectively, related to acquired intangible assets using the straight line method over a weighted average life of 15 years.
(m)

The Company partially funded the acquisition utilizing the proceeds from a $200 million term loan that was provided for in conjunction with a $230 million senior secured credit agreement (the “Credit Agreement”) with Barclays Bank PLC that was completed in July 2015. The Company did not have sufficient cash on hand to complete the acquisition as of January 1, 2014. For the purposes of presenting the pro forma condensed combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014, the Company has assumed that it entered into a Credit Agreement on January 1, 2014 for an amount sufficient to fund the preliminary cash consideration to acquire Gadea as of that date. The pro forma condensed combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014 reflect the recognition of interest expense that would have been incurred on the Credit Agreement had it been entered into on January 1, 2014. The Company has recorded $5,281 and $12,229 of pro forma interest expense on the Credit Agreement for the purposes of presenting the pro forma condensed combined statements of operations for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

(n)	To record tax effects at the applicable statutory rates associated with the pro forma adjustments recorded in the combined condensed statements of operations. The Spanish statutary tax rates for 2014 and 2015 were 30% and 28%, respectively.
(o)	Pro forma earnings per share include the impact of the issuance of 2,200 shares of the Company’s common stock as partial acquisition consideration and were determined as follows:

	Six months ended June 30, 2015			Year ended December 31, 2014
	Net Income	Weighted Average Shares	Per Share Amount	Net Loss	Weighted Average Shares	Per Share Amount
Basic earnings (loss) per share	$84	31,999	$0.00	$(3,278)	31,526	$(0.10)
Pro forma adjustments	5,503	2,200	-	(4,131)	2,200	-
Pro forma basic earnings per share	5,587	34,199	$0.16	(7,409)	33,726	$(0.22)
Dilutive effect of warrants	-	90	-	-	-	-
Dilutive effect of share-based compensation	-	950	-	-	-	-
Pro forma diluted earnings (loss) per share	$5,587	35,239	$0.16	$(7,409)	33,726	$(0.22)

3.	Gadea Historical Financial Statement Reconciliations

The reconciliations of the separate historical financial statements of Gadea from local GAAP and local currency to U.S. GAAP and USD for inclusion in the pro forma combined condensed financial statements are as follows:

Statement of Operations for the Six Months Ended June 30, 2015

	in 000's (Euro)
	Local GAAP per audited	US GAAP
	financial statements	Adjustments (a) (b)	US GAAP	USD (c)
Contract Revenue	40,554	(503)	40,051	$44,697
Operating Expenses	28,689	(523)	28,166	31,435
Operating Income	11,865	20	11,885	13,262
Interest expense, net	(330)	-	(330)	(368)
Other income	329	-	329	367
Income before taxes	11,864	20	11,884	13,261
Income tax expense	3,021	5	3,026	3,376
Net income	8,843	15	8,858	$9,885

(a)	Represents U.S. GAAP adjustments per Note 28 to the unaudited consolidated financial statements as of and for the six months ended June 30, 2015 and the reclassification of payments received under collaborative arrangements from contract revenue for local GAAP to a reduction of operating expenses for U.S. GAAP.

(b)	The Company has grouped the categorical presentation of operating expenses for local GAAP into the applicable functional classifications for U.S. GAAP and to conform to Company presentation.

(c)	U.S. GAAP Euro balances translated into USD at a year-to-date average Euro/USD exchange rate of 1.116.

Statement of Operations for the Year Ended December 31, 2014

	in 000's (Euro)
	Local GAAP per audited	US GAAP
	financial statements	Adjustments (d) (e)	US GAAP	USD (f)
Contract Revenue	73,462	(3,821)	69,641	$92,526
Operating Expenses	59,549	(2,357)	57,192	75,984
Operating Income	13,913	(1,464)	12,449	16,542
Interest expense, net	(779)	241	(538)	(715)
Other income	50	21	71	93
Income from unconsolidated affiliate	-	1,580	1,580	2,099
Gain on sale of investment in unconsolidated affiliate	3,355	1,038	4,393	5,837
Income before taxes	16,539	1,416	17,955	23,856
Income tax expense	3,446	431	3,877	5,152
Net income	13,093	985	14,078	$18,704

(d)	Represents U.S. GAAP adjustments per Note 28 to the audited consolidated financial statements as of December 31, 2014 and the reclassification of revenues and expenses per Note 2e and Note 14 to the audited consolidated financial statements from Gadea’s 50% ownership interest in Cyndea Pharma, S.L. which was accounted for under the proportionate consolidation method for local GAAP, to Income From Unconsolidated Affiliates for U.S. GAAP.

(e)	The Company has grouped the categorical presentation of operating expenses for local GAAP into the applicable functional classifications for U.S. GAAP and to conform to Company presentation.

(f)	U.S. GAAP Euro balances translated into USD at a year-to-date average Euro/USD exchange rate of 1.329.